Exhibit 10.47

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is dated as of June 14, 2021 and entered into by AIRSPAN NETWORKS, INC., a Delaware corporation, as borrower (“ANI” or the “Borrower”), and together with each undersigned Subsidiary of the Borrower party to the Credit Agreement (as defined below) as a Guarantor (collectively, as the “Guarantors” and each a “Guarantor” and together with the Borrower, collectively referred to herein as the “Loan Parties” and each as a “Loan Party”), the Lenders party hereto, which constitute at least the Requisite Lenders, and DBFIP ANI LLC (“Fortress”), as Administrative Agent and Collateral Agent (Fortress, together with its successors and assigns in such capacities, the “Agent”).

WHEREAS, the Borrower and certain of its Subsidiaries are parties to (x) that certain Credit Agreement dated as of December 30, 2020 (as amended by that Limited Consent dated March 8, 2021 (the “Limited Consent”) and as the same has been or may be further amended, amended and restated, restated, supplemented or otherwise modified from time to time including by this Agreement, the “Credit Agreement”), with the Lenders and the Agent and (y) certain other Loan Documents pursuant to which the existing Loan Parties have provided guarantees and collateral security in respect of the Obligations;

WHEREAS, the undersigned parties are entering into this Agreement to make certain changes to the Credit Agreement;

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties agree as follows:

1. Defined Terms. Except as otherwise defined in this Agreement, capitalized terms used in this Agreement have the meanings ascribed to such terms in the Credit Agreement. This Agreement shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

2. Amendments.

2.1 Definitions. The following definitions as they appear in Section 1.01 of the Credit Agreement are hereby amended and restated to read in their respective entireties as follows:

“EBITDA” means with respect to the Borrower and its consolidated Subsidiaries for any applicable period, on a consolidated basis, the net income of Borrower and its consolidated Subsidiaries for such period, increased, without duplication, by the following, in each case (only to the extent (and in the same proportion) deducted (and not added back or excluded) in determining consolidated net income for such period): interest (including amounts referred to in Section 2.02(b)), taxes, depreciation, non-cash stock compensation expenses, non-recurring costs and expenses directly incurred before or within 120 days following the Closing Date in connection with the preparation of the Loan Documents and the Transactions occurring on or about the Closing Date under the Loan Documents, warrant liabilities, and other noncash amortization expenses, in each case, determined in accordance with GAAP. To the extent the PPP Loan was or is treated as a gain on the financial statements of the Borrower, it is understood and agreed, that for purposes of this Agreement, no corresponding reversal of this gain needs to be applied or recognized when calculating EBITDA in the period so forgiven. Unless otherwise noted herein, references to EBITDA, shall be references to the EBITDA of Borrower and its consolidated Subsidiaries.

“PPP Loan” means the Indebtedness represented by the Promissory Note issued by Airspan Networks Inc. to First Home Bank on April 27, 2020 or such additional Indebtedness incurred by the a Loan Party pursuant to the United States Small Business Administration Paycheck Protection Program following the Closing Date in such amounts and upon such terms and conditions acceptable to the Administrative Agent.

Clause (x) of the definition of “Permitted Indebtedness” as it appears in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(x) the PPP Loan in an aggregate principal amount not to exceed the amount of such Indebtedness on the Closing Date (or such additional Indebtedness incurred by a Loan Party pursuant to the United States Small Business Administration Paycheck Protection Program following the Closing Date in such amounts and upon such terms and conditions acceptable to the Administrative Agent); provided that such Indebtedness is unsecured and the Loan Parties make all such submissions as are necessary or desirable to cause such Indebtedness to be forgiven in accordance with the requirements of CARES Act – Title I;

2.2 Financial Statements. Sections 6.02(b) and (c) are hereby amended and restated in their entireties to read as follows:

(b) Commencing with the fiscal quarter ending March 31, 2021, as soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter (or by June 30, 2021, with respect to the fiscal quarter ending March 31, 2021) (or such longer period as may be agreed by the Administrative Agent in its sole discretion), an unaudited consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and corresponding portion of the previous fiscal year and to the Financial Plan, all in reasonable detail and prepared in accordance with GAAP;

(c) Commencing with the fiscal month ending June 30, 2021, as soon as available, but in any event within thirty (30) days after the end of each month (or forty-five (45) days after the end of each month that is also the last month of a fiscal quarter) (or such longer period as may be agreed by the Administrative Agent in its sole discretion), (i) an unaudited consolidated balance sheet of Borrower and its Subsidiaries as at the end of such month, (ii) the related consolidated statements of income or operations, shareholders’ equity and cash flows for such month and for the portion of Borrower’s fiscal year then ended, (iii) Unrestricted Cash, expense summaries and gross and net revenue with respect to each Product of the Borrower and its Subsidiaries as at the end of such month (and if such month is also a fiscal quarter end, for such fiscal quarter) and (iv) if such month is also a fiscal quarter end, a summary detailing the Products sold to each Key Customer for such fiscal quarter and for the portion of Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and corresponding portion of the previous fiscal year and to the Financial Plan (if available), all in reasonable detail (and where applicable prepared in accordance with GAAP). Notwithstanding anything to the contrary herein, to the extent the deliveries under Section 6.02(b) and 6.02(c) are duplicative, the Borrower shall only be required to provide such information once;

2.3 Certificates; Other Information. Sections 6.03(b) and (h) of the Credit Agreement are hereby amended and restated in their respective entireties to read as follows:

(b) (i) concurrently with the delivery of the financial statements referred to in Sections 6.02(a), 6.02(b), and 6.02(c) (provided that solely with respect to financial statements referred to in Section 6.02(c) with respect to a month that is also the last month in a fiscal quarter, such Compliance Certificate shall be combined with the Compliance Certificate delivered and such combined Compliance Certificate shall be required to be for the quarterly financial statement (without a requirement for a separate monthly Compliance Certificate for the month ended contemporaneously therewith), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer or treasurer of Borrower and certifying to and, as applicable, attaching (i) the calculations necessary for determining compliance of the Borrower and its Subsidiaries with Section 7.16 of this Agreement as of the last date of such the relevant fiscal period referred to therein, (ii) a copy in form satisfactory to the Administrative Agent of management’s discussion and analysis for the financial conditions and results of operations of the Borrower and its Subsidiaries for such period, as compared to prior periods and the Financial Plan, along with details of any material developments or proposals affecting the Loan Parties or their business and the reason for any significant variations from the Financial Plan and prior periods, provided that delivery to the Administrative Agent of the board kit and related materials (“Board Reporting Materials”) with respect to such fiscal quarter shall be deemed to satisfy such requirement if the Board Reporting Materials are of a level of detail substantially similar to that provided to the Administrative Agent with respect to the Board Reporting Materials delivered for the fiscal quarter of the Borrower ended March 31, 2021, (iii) that all UCC financing statements and other appropriate filings, recordings or registrations, including all re-filings, re-recordings and re-registrations, have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction necessary to protect and perfect the Liens under the Collateral Documents for a period of not less than twelve (12) months after the date of such certificate, or indicating otherwise; (iv) that such consolidated statements fairly present the financial condition, results of operations, shareholders’ equity and cash flows, expenses and sales, as applicable, of Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, and (v) a report supplementing Schedules 1, 3(a), 4, 5, 6, 7 and 8 to the Security Agreement and Sections 5(a) and 18 of the Perfection Certificate;

(h) within 45 days (or such longer period as the Administrative Agent may agree in its sole discretion) after the Administrative Agent’s request (which shall not be made more than once per fiscal quarter), a report (x) supplementing the Perfection Certificate (as to other matters other than those described in Section 6.03(b)(v)) and disclosure schedules to this Agreement and the Security Documents and Collateral Documents, including (A) a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all material real property acquired or leased during such fiscal year and a description of such other changes in the information included in such certificate or as may be necessary for the Schedules to the Security Documents and Collateral Documents to be accurate and complete; (B) a list of registration numbers for all patents, trademarks, service marks, trade names and copyrights awarded to any Loan Party or any Subsidiary thereof during such fiscal period, (c) a list of all patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by any Loan Party or any Subsidiary thereof during such period and the status of each such application;

2.4 Collateral and Guarantee Requirements. The last paragraph of Section 6.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Notwithstanding any of the other Collateral and Guarantee Requirements contained in this Agreement, it is understood and agreed with respect to the Japanese Guarantor that, other than the execution of the Intercompany Subordination Agreement and the Rakuten Receivables Assignment Agreement, there will be no requirement for the Borrower to enter into any additional Japanese law governed Collateral Documents to pledge its Equity Interests in the Japanese Guarantor or for the Japanese Guarantor to enter into any additional Collateral Documents to grant, evidence or perfect the Collateral Agent’s security interest in any of the Japanese Guarantor’s assets prior to November 30, 2021. If the Borrower has not delivered evidence in form and substance satisfactory to the Agent prior to November 30, 2021, that the Borrower (or one of the Loan Parties which is a Domestic Subsidiary or a Subsidiary organized or formed in England and Wales) has become the Rakuten receivables billing entity, then within sixty (60) days after such anniversary (or such later date agreed by the Administrative Agent (in its sole discretion)), the Borrower and its Subsidiaries shall enter into such Collateral Documents necessary or desirable to evidence a pledge of the Borrower’s Equity Interests in the Japanese Guarantor and to grant, perfect, protect and evidence a First Priority Lien in the assets of the Japanese Guarantor (including, taking all such additional steps and providing all such additional Collateral Documents, corporate formalities, opinions, documents, instruments, agreements and certificates and other requirements that are the local law equivalents of those conditions precedent required to be delivered pursuant to Section 5 of the Reaffirmation and Omnibus Amendment Agreement, Section 3.01 and Section 6.26 of this Agreement by the other Asset Security Providers on the Closing Date (or required to be delivered as part of the post-closing obligations described in Section 6.26) taking into account Japanese local law formalities, market practices and requirements in order to effectuate such guarantee and collateral arrangements).

3. Effectiveness. The amendments set forth in Section 2 hereof shall become effective as of December 30, 2020 (the “Amendment Effective Date”) upon the Agent’s satisfaction with each of the following conditions precedent:

3.1 Signed Counterparts. The Agent (or its counsel) shall have each received counterparts to this Agreement duly executed by the Borrower, each Guarantor, each Lender party hereto (constituting at least the Requisite Lenders), and the Agent, each in form and substance satisfactory to the Agent.

3.2 Representations and Warranties. The representations and warranties in Section 4 of this Agreement and in the Loan Documents shall be true and correct in all material respects (or if qualified by “materiality,” “material adverse effect” or similar language, in all respects (after giving effect to such qualification and the amendments to the Credit Agreement and other Loan Documents contained herein) on the date hereof (or to the extent that such representations and warranties specifically refer to an earlier date, such representations and warranties shall have been true and correct in all material respects as of such earlier date).

3.3 No Default. After giving effect to this Agreement, no Default or Event of Default has occurred and is continuing or would result from the execution, delivery or performance of this Agreement.

3.4 Fees. The Agent and each Lender shall have received evidence in form in substance reasonably satisfactory to the Agent that substantially contemporaneously with the effectiveness of this Agreement that all fees and expenses of the Administrative Agent and the other Secured Parties required to be paid or reimbursed by the Borrower on the date hereof including, without limitation, all fees and expenses of Reed Smith LLP and any local counsel to the Agent and the Lenders required to be paid or reimbursed under Section 13.02 of the Credit Agreement for which invoices have been presented prior to the date hereof, shall in each case have been paid or reimbursed to the appropriate parties.

Each Lender, by delivering its signature page to this Agreement on the date hereof, shall be deemed to have consented to, approved or accepted or to be satisfied with, the Credit Agreement and the Loan Documents as amended hereby and each other document required hereunder or thereunder to be consented to, approved by or acceptable or satisfactory to a Lender, unless the Agent shall have received notice from such Lender prior to the date hereof specifying its objection thereto.

4. Representations and Warranties; Ratification of Obligations; Reaffirmation of Guaranty and Loan Documents. The Loan Parties represent and warrant that, after giving effect to the amendments, supplements and modifications contained herein (collectively, the “Supplements”) (a) (i) each of the representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties remain true and correct in all material respects as of such earlier date and, in the case of any of the foregoing, other than representations that are qualified by materiality, which are true and correct in all respects; (ii) no Default or Event of Default has occurred and is continuing; and (iii) no event, change or condition has occurred since the Closing Date that has had or could reasonably be expected to have, a Material Adverse Effect and (b) each Loan Party (i) confirms its Obligations (including any guarantee obligation) under each Loan Document, in each case as amended, restated, supplemented or modified after giving effect to this Agreement and the Supplements, (ii) confirms that its Obligations as amended, restated, supplemented or modified hereby under the Credit Agreement and the Loan Documents are entitled to the benefits of the pledges and guarantees, as applicable, set forth in the Loan Documents, in each case, as amended, restated, supplemented or modified after giving effect to this Agreement (including as such grants have been amended, restated, supplemented or modified by this Agreement and the Supplements), (iii) confirms that its Obligations under the Credit Agreement and Loan Documents after giving effect to the Supplements constitute Obligations and (iv) agrees that the Credit Agreement and Loan Documents as amended, restated, modified or supplemented hereby is the Credit Agreement (or as the context may require, the applicable Loan Documents) under and for all purposes of the Credit Agreement and the other Loan Documents. Each party, by its execution of this Agreement, hereby confirms that the Obligations shall remain in full force and effect (except as such Obligations have been expressly supplemented, amended, restated or modified hereby or by the Supplements including), and such Obligations shall continue to be entitled to the benefits of the grant set forth in the Collateral Documents, as amended, restated, supplemented or modified hereby.

5. Further Assurances. Each of the undersigned Loan Parties, shall, at the request of the Agent and at such Loan Party’s own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

6. Release. In consideration of the foregoing amendments, the Loan Parties signatory hereto, and, to the extent the same is claimed by right of, through or under the Borrower or any Guarantor, for its past, present and future successors in title, representatives, assignees, agents, officers, directors and shareholders, does hereby and shall be deemed to have forever remised, released and discharged each of the Secured Parties, and their respective Affiliates, and any of the respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any Secured Party or any of its Affiliates would be liable if such persons or entities were found to be liable to any Borrower or any other Loan Party, or any of them (collectively hereinafter the “Indemnified Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including without limitation those arising under 11 U.S.C. §§ 541-550 and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Indemnified Parties, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with or relating to this Agreement or the Loan Documents, and the transactions contemplated hereby and thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing.

7. No Actions, Claims, Etc. Each Loan Party acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages or liabilities of whatever kind or nature, in law or in equity, against any Secured Party, in any case, arising from any action or failure of any Secured Party to act under this Agreement or any other Loan Document on or prior to the date hereof, or of any offset right, counterclaim or defense of any kind against any of its respective obligations, indebtedness or liabilities to any Secured Party or any of their Affiliates under this Agreement or any other Loan Document. Each Loan Party unconditionally releases, waives and forever discharges on its own behalf and on behalf of each of its subsidiaries and Affiliates (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of any Secured Party to such Loan Party, except the obligations required to be performed by a Secured Party or their Affiliates or agents under the Loan Documents on or after the date hereof, and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which such Loan Party might otherwise have against Lender in connection with this Agreement or the other Loan Documents or the transactions contemplated thereby, in the case of each of clauses (i) and (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

8. Reference to and Effect on the Credit Agreement and the Loan Documents. On and after the Amendment Effective Date, each reference in the Credit Agreement or Loan Documents to “this Agreement”, “the Credit Agreement”, “Security Agreement”, “the Loan Documents”, “hereunder”, “hereof”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, Security Agreement and each of the other Loan Documents, shall mean and be a reference to the Credit Agreement, Security Agreement and/or, as the context may require, the Loan Documents, as amended or amended and restated by this Agreement. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver or novation of any Loan Document or of any right, power or remedy of any Secured Party under any Loan Document, nor constitute a waiver or novation of any provision of any of the Loan Documents.

9. Incorporation of Terms. The provisions of Section 13.07 (Survival), Section 13.01 (Successors and Assigns), Section 13.02 (Costs and Expenses; Indemnification) and Section 13.05 (Amendments in Writing; Waiver; Integration) of the Credit Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those sections to “this Agreement” are references to this Agreement.

10. Notices. Any notice or request under this Agreement shall be given to each undersigned Loan Party at such party’s address set forth below, or at such other address as such party may hereafter specify in a notice given in the manner required under Section 12.01 of the Credit Agreement.

11. Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

12. Counterparts. This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement, as applicable.

13. Applicable Law; Consent to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD FOR ITS CONFLICTS OF LAWS PRINCIPLES. THE TERMS AND PROVISIONS OF SECTION 12.02 (GOVERNING LAW; SUBMISSION TO JURISDICTION) AND SECTION 12.03 (JURY TRIAL WAIVER) OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE AND SHALL APPLY TO THIS AGREEMENT MUTATIS MUTANDIS AS IF FULLY SET FORTH HEREIN.

14. APPOINTMENT OF PROCESS AGENT; SERVICE OF PROCESS. EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12.01 OF THE CREDIT AGREEMENT. EACH NON-U.S. LOAN PARTY IRREVOCABLY DESIGNATES AND APPOINTS THE BORROWER, WITH AN OFFICE ON THE EFFECTIVE DATE AT THE ADDRESS LISTED FOR BORROWER IN SECTION 12.01 OF THE CREDIT AGREEMENT, AS ITS AUTHORIZED AGENT, TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF, SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN SECTION 15 HEREOF OR IN ANY OTHER TRANSACTION DOCUMENT IN ANY FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY. EACH OF THE NON-U.S. LOAN PARTIES AND THE BORROWER HEREBY REPRESENTS, WARRANTS AND CONFIRMS THAT THE BORROWER HAS AGREED TO ACCEPT SUCH APPOINTMENT (AND ANY SIMILAR APPOINTMENT BY ANY OTHER NON-U.S. LOAN PARTY). SAID DESIGNATION AND APPOINTMENT SHALL BE IRREVOCABLE BY EACH SUCH NON-U.S. LOAN PARTY UNTIL ALL AMOUNTS PAYABLE BY SUCH NON-U.S. LOAN PARTY HEREUNDER AND UNDER THE OTHER TRANSACTION DOCUMENTS SHALL HAVE BEEN PAID IN FULL IN ACCORDANCE WITH THE PROVISIONS HEREOF AND THEREOF AND, AS APPLICABLE, SUCH NON-U.S. LOAN PARTY SHALL HAVE BEEN TERMINATED OR RELEASED AS A GUARANTOR PURSUANT TO THE TERMS OF THE APPLICABLE TRANSACTION DOCUMENTS. EACH NON-U.S. LOAN PARTY HEREBY CONSENTS TO PROCESS BEING SERVED IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN SECTION 15 HEREOF OR IN ANY OTHER TRANSACTION DOCUMENT IN ANY FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK CITY BY SERVICE OF PROCESS UPON THE BORROWER AS PROVIDED IN THIS SECTION 16. EACH NON-U.S. LOAN PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL CLAIM OF ERROR BY REASON OF ANY SUCH SERVICE IN SUCH MANNER AND AGREES THAT SUCH SERVICE SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON SUCH NON-U.S. LOAN PARTY IN ANY SUCH SUIT, ACTION OR PROCEEDING AND SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, BE TAKEN AND HELD TO BE VALID AND PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO SUCH NON-U.S. LOAN PARTY. TO THE EXTENT ANY NON-U.S. LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER FROM SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF A JUDGMENT, EXECUTION OR OTHERWISE), EACH NON-U.S. LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE TRANSACTION DOCUMENTS. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

[Signature pages to follow.]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and made effective as of the date first written above:

DBFIP ANI LLC,
as Agent and as a Lender

By:	/s/ Daniel N. Bass
Name:	Daniel N. Bass
Title:	Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and made effective as of the date first written above:

PENDRELL CORPORATION,
as a Lender

By:	/s/ Steve Ednie
Name:	Steve Ednie
Title:	CFO

[Signature Page to First Amendment to Credit Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and made effective as of the date first written above:

LOAN PARTIES:

AIRSPAN NETWORKS INC.,
a Delaware corporation

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

AIRSPAN IP HOLDCO LLC,
a Delaware limited liability company

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

AIRSPAN NETWORKS (SG) INC.,
a Delaware corporation

By:	/s/ David Brant
Name	David Brant
Title:	Senior Vice President and Chief Financial Officer:

MIMOSA NETWORKS, INC.,
a Delaware corporation

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Secretary

MIMOSA NETWORKS INTERNATIONAL, LLC,
a Delaware limited liability company

By:	/s/ David Brant
Name:	David Brant
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement]

AIRSPAN COMMUNICATIONS LIMITED,
a United Kingdom corporation

By:	/s/ David Brant
Name:	David Brant
Title:	Director

AIRSPAN NETWORKS LTD.
an Israel corporation

By:	/s/ David Brant
Name:	David Brant
Title:	Director

Airspan Japan KK,
a Japanese corporation

By:	/s/ Steven P. Shipley
Name:	Steven P. Shipley
Title:	Representative Director

[Signature Page to First Amendment to Credit Agreement]